EXHIBIT 10.6

August 10, 2009

Mr. Neil Bagg
Don Buchwald & Associates

Dear Neil:

This letter confirms the establishment a working agreement between our mutual companies Don Buchwald & Associates and ubroadcast.com. It is understood that UBCI desires to have you represent UBCI in the follow manner:

ubroadcast.com (UBCI) agrees to retain Don Buchwald & Associates as its Worldwide Media and Communications Consultant in an effort to develop global strategies for marketing, talent agency representation, promotion and new technologies.

Don Buchwald & Associates, with Neil Bagg as principle agent agrees to assist UBCI in securing business opportunities and relationships within the Media, Corporate & Entertainment Industries. In consideration UBCI agrees to pay a commission of ten percent (10%) of all revenues derived from business arrangements created by Don Buchwald & Associates on behalf of UBCI.

Additionally, if UBCI  determines it necessary for Don Buchwald & Associates to negotiate a business opportunity on their behalf regarding an arrangement which Don Buchwald & Associates did not solicit and Don Buchwald & Associates agrees to accept, then in consideration UBCI agrees to pay a commission of ten percent (10%) of all revenues derived from business arrangements created by Don Buchwald & Associates, which benefit UBCI.

It is intended that the foregoing provides the basic framework for our working relationship. Specifically, it is understood and we agree that our e-mails, written contracts and faxes related to any business arrangement created by Don Buchwald & Associates or negotiated by Don Buchwald & Associates at the request or on behalf of UBCI shall be the means by which it is determined commissions shall be paid.

This agreement shall be for a term of two (2) years.

Stock Compensation

In consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UBCI, Neil Bagg and Don Buchwald & Associates agree as follows:

1.
UBCI hereby agrees to issue, upon the mutual execution of this agreement, (A) 900,000 shares of the Company's Common Stock to Neil Bagg, Don Buchwald & Associate Agent, set forth on Exhibit A hereto, and Neil Bagg hereby agrees to accept such shares as payment for services detailed in this agreement, and (B) 100,000 shares of the Company’s Common Stock to Don Buchwald & Associates, and Don Buchwald & Associates hereby agrees to accept such shares as payment for services detailed in this agreement.

2.
If UBCI is satisfied with the performance of Neil Bagg and Don Buchwald & Associates during the first year of this agreement, UBCI hereby agrees to issue, on the first anniversary date of the mutual execution of this agreement, (A) 900,000 shares of the Company's Common Stock to Neil Bagg, Don Buchwald & Associates Agent, set forth on Exhibit A hereto, and Neil Bagg hereby agrees to accept such shares as further payment for services detailed in this agreement, and (B) 100,000 shares of the Company’s Common Stock to Don Buchwald & Associates, and Don Buchwald & Associates hereby agrees to accept such shares as further payment for services detailed in this agreement; provided, however, if UBCI is not satisfied with the performance of Neil Bagg and Don Buchwald & Associates during the first year of this agreement, UBCI may, in its sole discretion, terminate this agreement, by written notice to Neil Bagg and Don Buchwald & Associates prior to the first anniversary date of the mutual execution of this agreement, without further obligation, and UBCI shall, upon delivering such termination notification, issue (A) 450,000 shares of the Company's Common Stock to Neil Bagg, Don Buchwald & Associate Agent, set forth on Exhibit A hereto and (B) 50,000 shares of the Company’s Common Stock to Don Buchwald & Associates.

It is understood by the parties that the shares of the Company’s Common Stock to be issued hereunder shall have the same rights as all other shares of the Company’s Common Stock that may be issued and outstanding from time to time, with respect to corporate restructurings, recapitalizations and stock splits.

This letter agreement shall not become effective until accepted and executed by you and Don Buchwald & Associates representatives. UBCI hereby represents and warrants that, in entering into this letter agreement, it had not relied on any statements, promises, representations or inducements made by you, except as specifically set forth herein. This letter agreement may not be changed, modified, waived or discharged, in whole or in part, except by an instrument in writing signed by UBCI, Don Buchwald & Associates and you. This letter agreement shall inure to the benefit of, and be binding upon, or respective successors and administrators. Should any provision of this letter agreement be void or unenforceable for any reason, such provision shall be deemed omitted and this letter agreement, with such provision omitted, shall remain in full force and effect.

Should the foregoing accurately reflect this agreement, please sign below and return a signed copy to the undersigned.

We look forward to working with you.

Sincerely,

/s/ JOHN L. CASTIGLIONE
John L. Castiglione
President

Agreed and Accepted this 11THday of August, 2009

/s/ NEIL BAGG
Neil Bagg, on behalf of the individual and
Don Buchwald & Associates